Exhibit 10.2

TWENTIETH AMENDING AGREEMENT

THIS AGREEMENT is made as of November 26th, 2008,

B E T W E E N:

MAGNA ENTERTAINMENT CORP.

as Borrower (the “Borrower”)

- and -

THE GUARANTORS SET FORTH

ON THE SIGNATURE PAGES HEREOF

as Guarantors (collectively, the “Guarantors”)

- and -

BANK OF MONTREAL, ACTING THROUGH ITS

CHICAGO LENDING OFFICE

as Lender (the “Lender”)

- and -

BANK OF MONTREAL, ACTING THROUGH ITS

CHICAGO LENDING OFFICE

as Agent (the “Agent”)

RECITALS:

A.                                    The Lender has made a certain credit facility available to the Borrower in accordance with the terms and conditions set out in an amended and restated credit agreement (the “Loan Agreement”) dated as of July 22, 2005, between the Borrower, the Guarantors, the Lender, the Agent and BMO Nesbitt Burns Inc., a Division of Bank of Montreal, as arranger, and as amended from time to time.

B.                                    The Borrower, the Lender and the Agent have agreed to further amend the Loan Agreement.

C.                                    The Guarantors have agreed to confirm the guarantees and security granted by them in connection with the Loan Agreement.

D.                                    Article 7 of the Loan Agreement sets out certain affirmative and negative obligations which the Borrower has covenanted to be bound by and has agreed to follow unless the Agent, on behalf of the Lender, waives in writing.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties agree as follows:

1.                                                                                      Interpretation

Capitalized terms not defined in this Twentieth Amending Agreement have the meaning given to such terms in the Loan Agreement.

2.                                                                                      Loan Agreement Amendments

The parties hereto agree to amend the Loan Agreement by:

(a)           adding the following new definitions to section 1.1:

“MID” means MI Developments Inc.

“Reorganization Sale Assets” means those assets of the Borrower sold to MID pursuant to the Reorganization Plan and which shall include but not be limited to, MEC’s development lands in Aventura, Florida, Ocala, Florida and Dixon, California, additional acreage in Palm Beach, Florida, and MEC’s membership interest in, and land underlying, the joint venture with Forest City Enterprises at Gulfstream Park.

“Reorganization Plan” means the Reorganization Plan of MID  in the same form and substance delivered to the Lender  on November 25, 2008;

(b)         deleting the definition of “Termination Date” in section 1.1.120 and replacing it with the following new definition of Termination Date:

“Termination Date” means the earlier of :

(i)            March 16, 2009;

(ii)                                  (ii) the date which is 15 days subsequent to the date that (x) shareholders of MID vote to not approve the Reorganization Plan; or (y) the Reorganization Plan is abandoned or withdrawn or materially amended in a manner adverse to the Lender without the consent of the Lender, acting reasonably (the “BMO Early Termination Date”);

(iii)                               the date upon which the Borrower receives the net proceeds from the sale of the Reorganization Sale Assets, which shall be as soon as commercially practicable and, in any event,  not later than 14 days subsequent to the date upon which the Reorganization Plan receives both MID shareholder approval and court approval, or

(iv) the date the entire balance of the Loans under the Credit Facility may become due hereunder, whether by acceleration or otherwise.

(c)          adding a new section 2.3.5 (Repayment under Credit Facility) as follows:

“Notwithstanding the foregoing, section 2.3.2 and 2.3.3 shall not apply to the Reorganization Sale Assets and all of the net cash proceeds from the direct or indirect sale of any of the Reorganization Sale Assets including, without limitation, the shares of the Subsidiaries that own the relevant Reorganization Sale Asset, and including any cash received in respect of non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or instalment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments) but only as and when received, in each case after giving effect to agents’ commissions and sale related expenses (including, without limitation, agents’ fees and expenses)  shall be paid to the Agent for the account of the Lenders for application against  the Obligations outstanding under the Credit Facility. Any prepayment made hereunder shall permanently reduce and cancel the Lender’s Commitment and the Aggregate Commitment.”

3.                                                                                      Conditions  to Loan Agreement Amendments

The obligation of the Lender to agree to the amendment herein, and to make available any further advances, is subject to fulfillment of the following conditions on the dates specified below:

(a)                                 MID and the Borrower each publicly announce the Reorganization Plan (including, without limitation, the payment to the Lender of the proceeds of the Reorganization Sale Assets) by no later than December 1st, 2008;

(b)                                 on or before December 1, 2008, MID, or an affiliate thereof (the “New MID Lender”)  shall provide the Borrower with additional financing of not less than US$50,000,000 pursuant to a credit agreement on terms and conditions satisfactory to the Agent and the Lender, acting reasonably, and which has a maturity date of not earlier than March 31st, 2009 (the “New MID Loan”) (subject to a right to terminate such agreement on the date that is 15 days subsequent to the BMO Early Termination Date);

(c)                                  on the date hereof, with respect to the US$125,000,000 credit agreement dated as of September 12, 2007 amongst the Borrower, as borrower, MID Islandi SF, as lender and certain other parties listed therein, as such agreement has been amended on the date hereof and as may be amended from time to time (the “Bridge Loan Agreement”), the maturity date shall be extended such that it occurs on or later than March 31st, 2009 (subject to a right to terminate such agreement on the date that is 15 days subsequent to the BMO Early Termination Date);

(d)                                 on the date hereof, with respect to the Third Amended and Restated Gulfstream Park Loan Agreement dated December 22, 2006 between Gulfstream Park Racing Association, as borrower, and MID Islandi SF., as lender and certain other parties listed therein,  as amended from time to time, the Pre-Payment Make-Whole Amount Forgiveness Date (as such term is defined in the Gulfstream Agreement) has been extended such that it occurs on or later than March 31st, 2009 (subject to a right to terminate such agreement on the date that is 15 days subsequent to the BMO Early Termination Date);

(e)                                  for the period from the date hereof until the Termination Date, the Reorganization Plan shall not be amended in any material respects that are adverse to the Lender without the consent of the Lender;

(f)                                   on or before December 1, 2008, the Amended and Restated Intercreditor Agreement made as of the 23rd day of May, 2008 among the Lender, as Senior Lender, MID Islandi SF, as MID Lender, MID Developments Inc., as Performance Guarantor and the Borrower, as Borrower, shall be amended on terms and conditions satisfactory to the Lender, acting reasonably, to: (a) include the New MID Loan (maintaining BMO’s priorities and rights as against the Lender under the Bridge Loan Agreement and establishing the same  under the New MID Loan Agreement), (b) provide that all proceeds from Reorganization Sale Assets be used to repay the Loan in priority to all other creditors of the Borrower, and (c) all such other changes as the Lender shall reasonably require, including, without limitation as may be required to document any subordinate charges that the New MID Lender intends to take in respect of Santa Anita Premises and the Golden Gate Premises under the New MID Loan;.

(g)                                  the representations and warranties of the Borrower set out in section 6.1 of the Loan Agreement are true and correct on the date hereof provided if any such representation and warranty is specifically given as of any particular date or particular period of time, then such representation and warranty shall continue to be given as at such date or such period of time;

(h)                                 as of the date hereof, no Default or Event of Default has occurred or is continuing or would arise immediately after giving effect to or as a result of the amendment herein;

(i)                                     as of the date hereof, no Material Adverse Change since March 31st, 2008 shall have occurred;

(j)                                    as of the date hereof, payment in full of all reasonable invoiced fees, including for greater certainty, an upfront fee of US$1,750,000 and all reimbursable out-of-pocket expenses payable by the Borrower on or prior to the date hereof including payment of all reasonable fees, disbursements and out-of-pocket expenses of counsel to the Agent and the Lenders; and

(k)                                 on the date hereof, such other documentation or information as the Lender shall have reasonably requested.

4.                                                                                      Loan Agreement

Save as expressly amended by this Twentieth Amending Agreement, all other terms and conditions of the Loan Agreement and each of the Loan Documents remain in full force and effect, unamended, and this Twentieth Amending Agreement constitutes a Loan Document for the purposes of the Loan Agreement and, for greater certainty, the Borrower acknowledges and agrees that any failure to satisfy the conditions precedent to the Loan Agreement shall be an Event of Default under the Loan Agreement.

5.                                                                                      Confirmation of Guarantee and Security

Each of the Guarantors acknowledges and confirms that (i) the guarantee granted by it pursuant to Article 10 of the Loan Agreement constitutes a continuing guarantee of, among other things, all present and future obligations of the Borrower to the Lender under the Loan Agreement and shall remain in full force and effect; and  (ii) each of the other Loan Documents executed by it shall remain in full force and effect.  In addition, (i) MEC Land Holdings (California) Inc. acknowledges and confirms that the Golden Gate Mortgage constitutes continuing security for the obligations secured thereby and shall remain in full force and effect, and (ii) The Santa Anita Companies, Inc. acknowledges and confirms that the Santa Anita Mortgage constitutes continuing security for the obligations secured thereby and shall remain in full force and effect.

6.                                                                                      Counterparts

This Twentieth Amending Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF this Twentieth Amending Agreement has been executed by the parties hereto as of the date first written above.

MAGNA ENTERTAINMENT CORP., as Borrower

By:
Name: Blake S. Tohana
Title: Executive Vice-President and Chief Financial Officer

By:
Name: William G. Ford
Title: Secretary

PACIFIC RACING ASSOCIATION, as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto

By:
Name: Blake S. Tohana
Title: Executive Vice-President and Chief Financial Officer

By:
Name: William G. Ford
Title: Secretary

MEC LAND HOLDINGS (CALIFORNIA) INC., as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto

By:
Name: Blake S. Tohana
Title: Executive Vice-President and Chief Financial Officer

By:
Name: William G. Ford
Title: Secretary

THE SANTA ANITA COMPANIES, INC., as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto

By:
Name: Blake S. Tohana
Title: Executive Vice-President and Chief Financial Officer

By:
Name: William G. Ford
Title: Secretary

LOS ANGELES TURF CLUB, INCORPORATED, as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto

By:
Name: Blake S. Tohana
Title: Executive Vice-President and Chief Financial Officer

By:
Name: William G. Ford
Title: Secretary

BANK OF MONTREAL, acting through its Chicago lending office, as Lender

By:
Name:
Title:

BANK OF MONTREAL, acting through its Chicago lending office, as Agent

By:
Name:
Title: